AGREEMENT TO TERMINATE AMENDED AND CORRECTED EQUITY PURCHASE AGREEMENT
(THE "EQUITY PURCHASE AGREEMENT")

Effective as of April ________, 2022 (the "Effective Date"), Better For You Wellness, Inc., a Nevada Corporation ("BFYW"); and Williamsburg Venture Holdings, LLC, an Nevada Limited Liability Corporation ("WVH"), enter into and agree as provided in this Agreement to Terminate Amended and Corrected Equity Purchase Agreement (the "Equity Purchase Agreement") which was entered into December 3, 2021, and further forfeiture of the 7,048,873 Commitment Shares issued to WVH pursuant to the Equity Purchase Agreement.

RECITALS:

A. BFYW and WVH are parties to the Equity Purchase Agreement dated December 3, 2021.

B. The parties now desire to terminate the Equity Purchase Agreement as provided in this Termination Agreement.

C. WVH now desire to forfeit the 7,048,873 Commitment Shares issued to WVH pursuant to the Equity Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BFYW and WVH agree as follows:

1. Termination.  The Equity Purchase Agreement and each of its terms and provisions will in all respects terminate, be canceled and have no further force or effect from and after the Effective Date.

2. Forfeiture of Commitment Shares.  WVH now desires to forfeit the 7,048,873 Commitment Shares issued to WVH pursuant to the Equity Purchase Agreement on and return said shares to BFYW.

3. No Further Obligations.  From and after the Effective Date, no party to the Equity Purchase Agreement will have any further obligation under, as a result of or in connection with the Equity Purchase Agreement, and each party to this Termination Agreement releases each of the other parties from any such obligation.

4. Miscellaneous.  This Termination Agreement (i) will be binding upon the parties and their respective successors and assigns; (ii) may not be modified or amended except by a written instrument signed by each party against whom enforcement of the modification or amendment is sought; (iii) may be executed in any number of counterparts, and by any party on a separate counterpart, all of which together will constitute one and the same instrument.  A signed counterpart of this Agreement faxed, or scanned and emailed, by a party to another party will constitute delivery by the sending party to the recipient party, may be treated by the recipient party as an original, and will be admissible as evidence of such signed and delivered counterpart.

Executed as of the date first written above.

Better For You Wellness, Inc.

By:  _______________________________________

Ian James,

Chairman and CEO

Williamsburg Venture Holdings, LLC

By:  _______________________________________

Ronald Glenn

Managing Member